UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2018
______________________________
THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 5.07 below, on May 18, 2018, at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the stockholders of the Company approved a management proposal (the “Management Proposal”) to amend the Company’s Certificate of Incorporation (the “Charter”) to reduce the threshold stock ownership requirement for stockholders to call a special meeting from 20% to 10% (the “Special Meeting Threshold”). The newly amended Charter was filed with the Secretary of State of the State of Delaware on May 18, 2018 and was effective as of such date.

Following the Annual Meeting, the Board approved a corresponding amendment to the Company’s By-Laws (the “By-Laws”) to effect changes necessary to lower the Special Meeting Threshold in the By-Laws. In addition, the Board approved amendments to the By-Laws to (i) add to the Company’s advance notice provisions a requirement that individuals nominated for election as directors must include a written representation that they intend to serve as directors for the entire one-year term, and (ii) provide the Chair of the meeting the ability to adjourn any meeting of stockholders without notice other than announcement at such meeting. The By-Law amendments became effective upon the filing of the Charter with the Secretary of State of the State of Delaware on May 18, 2018.

The foregoing descriptions of the amendments to the Charter and By-Laws are qualified in their entirety by the text of the Charter and By-Laws, each as amended, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2018, at the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted to approve the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018; (iv) approved a management proposal to reduce the threshold stock ownership requirement to call a special meeting; and (v) did not approve a stockholder proposal regarding political contributions disclosure. The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Martin I. Cole	393,349,977	391,444	155,645	21,124,147
Hikmet Ersek	392,034,996	1,691,792	170,278	21,124,147
Richard A. Goodman	383,261,335	10,444,010	191,721	21,124,147
Betsy D. Holden	380,689,807	13,061,000	146,259	21,124,147
Jeffrey A. Joerres	383,568,182	10,144,841	184,043	21,124,147
Roberto G. Mendoza	390,255,103	3,477,921	164,042	21,124,147
Michael A. Miles, Jr.	382,175,505	11,561,794	159,767	21,124,147
Robert W. Selander	376,920,818	16,819,474	156,774	21,124,147
Frances Fragos Townsend	393,229,667	503,415	163,984	21,124,147
Solomon D. Trujillo	393,214,642	484,873	197,551	21,124,147

Proposal 2: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
366,087,916	26,084,920	1,723,712	21,124,665

Proposal 3: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
400,079,488	14,702,048	239,677	—

Proposal 4: Approval of Amendment to the Charter to Reduce the Threshold Stock Ownership Requirement to Call a Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
383,824,754	9,779,989	292,323	21,124,147

Proposal 5: Stockholder Proposal Regarding Political Contributions Disclosure.

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,269,665	264,111,999	5,515,402	21,124,147

Item 9.01 Financial Statements and Exhibits

Exhibits Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended on May 18, 2018
3.2	By-Laws of the Company, as amended on May 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2018	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary